Exhibit 10.1

VAXGEN, INC.

ADDENDUM TO WARRANT TO PURCHASE SHARES OF COMMON STOCK

This ADDENDUM TO WARRANT TO PURCHASE SHARES OF COMMON STOCK (this “Amendment”) dated as of December 22, 2006, among VAXGEN, INC., a Delaware corporation (the “Company”) and [_____________________] (“Holder”) amends the Warrant to Purchase Shares of Common Stock of VaxGen, Inc. dated September 21, 2004, Warrant No. CW-[_________] (the “Warrant”) under which Holder may purchase [______________________] shares of the Company’s common stock. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Warrant.

WHEREAS, the Company and the Holder desire to amend the Warrant to extend the term of the Warrant for an additional three (3) years.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.           Addendum. The Expiration Date as defined in the preamble to the Warrant is hereby amended such that the Expiration Date of September 21, 2007 is extended for an additional three (3) years, to September 21, 2010.

2.           Governing Law. This Addendum shall be governed by, and construed according to the laws of the State of California.

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Executed effective as of the date first set forth above.

VAXGEN, INC. By:______________________________ Name: Title: